Exhibit 99.1

Allakos Announces a Restructuring to Focus on Development of AK006

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Existing cash to fund planned ongoing operations into mid-2026
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AK006 is being tested in a comprehensive Phase 1 clinical program, including:
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ongoing single and multiple ascending dose trial in healthy volunteers
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a randomized, double-blind, placebo-controlled trial in patients with CSU
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a subcutaneous AK006 Phase 1 PK and bioavailability trial
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Management to host conference call and webcast today at 8:00 am E.T.

SAN CARLOS, Calif., Jan. 16, 2024 (GLOBE NEWSWIRE) -- Allakos Inc. (the Company) (Nasdaq: ALLK), a biotechnology company developing antibodies for the treatment of allergic, inflammatory and proliferative diseases, today announced a restructuring to reduce costs and to focus on AK006 clinical development and additional preclinical programs. As a result, the Company’s cash runway is expected to extend into mid-2026.

Restructuring Activities

The Company will halt lirentelimab-related activities across clinical, manufacturing, research and administrative functions. As a result, the Company will reduce its workforce by approximately 50%.

Cash Guidance

The Company ended the fourth quarter of 2023 with approximately $171 million in cash, cash equivalents and investments (unaudited). The Company’s outlook for 2024 cash, cash equivalents and investments is as follows:

Cash, cash equivalents and investments at year end 2023 (unaudited)	$171 million
Estimated 2024 net cash used in operating activities (GAAP)	($85 to $90 million)
Estimated cash, cash equivalents and investments at year end 2024	$81 to $86 million

Components of estimated 2024 net cash used in operating activities for the year ended December 31, 2024 are as follows:

Estimated net cash used in operating activities (GAAP)	$85 to $90 million
Less: estimated lirentelimab closeout, severance and other costs [1]	($30 million)
Estimated adjusted net cash used in operating activities (non-GAAP)	$55 to $60 million
1
The Company anticipates that the significant majority of the restructuring expenditures will be paid in the first half of 2024.

The Company expects that the restructuring activities will extend the cash runway into mid-2026.

Anticipated Allakos Milestones

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Q1 2024: Complete dosing in the single ascending dose (SAD) and multiple ascending dose (MAD) cohorts of the randomized, double-blind, placebo-controlled Phase 1 trial of Intravenous (IV) AK006 in healthy volunteers.
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Q1 2024: Initiate the randomized, double-blind, placebo-controlled subcutaneous (SC) AK006 cohort in healthy volunteers.

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Q2 2024: Report SAD and MAD safety, pharmacokinetics (PK), and pharmacodynamic (PD) results from the Phase 1 IV AK006 trial in healthy volunteers, including data to confirm Siglec-6 receptor occupancy in skin biopsy samples.
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Q2 2024: Initiate the randomized, double-blind, placebo-controlled Phase 1 trial of IV AK006 in patients with chronic spontaneous urticaria (CSU).
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Q3 2024: Report subcutaneous (SC) AK006 safety, PK, and PD results from the Phase 1 trial in healthy volunteers, including data to confirm Siglec-6 receptor occupancy in skin biopsy samples.
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Year End 2024: Report topline data from the Phase 1 trial of IV AK006 in patients with CSU.

About Siglec-6 and AK006

Siglec-6 is a member of the family of cell surface receptors called Sialic acid-binding immunoglobulin-type lectins (Siglecs). Siglec-6 is found on the surface of mature mast cells, and therefore offers a way to target mast cells. Siglec-6 exerts inhibition through its intracellular immunoreceptor tyrosine-based motif (ITIM).

ITIM bearing receptors antagonize activating receptors and consequently have important roles in regulating the immune system. The inhibitory function is derived from the ability of the ITIMs to recruit SH2 domain-containing phosphatases which work to oppose activating signals driven by kinase signaling cascades. Disrupting kinase signaling cascades has been a successful strategy for treating inflammatory diseases as evidenced by approved drugs which target JAK, KIT, BTK, SYK, and others. However, often these kinase signaling pathways are active in multiple cell types, which can result in unintended side effects when disrupted.

AK006 is a humanized IgG1 monoclonal antibody which activates the inhibitory receptor Siglec-6. AK006 is directed to an extracellular epitope of the Siglec-6 receptor that was identified for its ability to generate strong inhibitory signals to mast cells. Furthermore, AK006 was engineered to have higher cell surface residence time which may increase mast cell inhibition. In addition to inhibition, in preclinical studies AK006 reduces mast cell numbers via antibody-dependent cellular phagocytosis (ADCP) in the presence of activated macrophages.

Conference Call and Webcast Information

The webcast and conference call will take place at 8:00 am ET / 5:00 am PT on January 16th, 2024. Please click here to pre-register to participate in the conference call and obtain your dial in number and PIN.

A webcast of the live call will be available online in the investor relations section of the Allakos website. Access to the webcast replay will be available approximately two hours after completion of the call and will be archived on the Company’s website for approximately 30 days.

About Allakos
Allakos is a clinical stage biotechnology company developing therapeutics which target immunomodulatory receptors present on immune effector cells involved in allergy, inflammatory and proliferative diseases. Activating these immunomodulatory receptors allows for the direct targeting of cells involved in disease pathogenesis and, in the setting of allergy and inflammation, has the potential to result in broad inhibition of inflammatory cells. The Company’s most advanced antibody in ongoing clinical development is AK006. AK006 targets Siglec-6, an inhibitory receptor expressed on mast cells. Mast cells are widely distributed in the body and play a central role in the inflammatory response.

Inappropriately activated mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. In preclinical studies, AK006 appears to provide deep mast cell inhibition and, in addition to its inhibitory activity, reduce mast cell numbers. For more information, please visit the Company's website at www.allakos.com.

Non-GAAP Financial Measure

In this press release, Allakos’ estimated net cash used in operating activities is provided in accordance with generally accepted accounting principles (GAAP) in the United States and also on a non-GAAP basis. Non-GAAP estimated adjusted net cash used in operating activities excludes estimated lirentelimab closeout, severance and other costs. Non-GAAP estimated adjusted net cash used in operating activities is provided as a complement to estimated net cash used in operating activities provided in accordance with GAAP because management believes the non-GAAP financial measure is useful to investors in assessing the Company’s operating performance. Management also uses the non-GAAP financial measure to establish operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress, business plans and areas of focus; Allakos’ expectations regarding its financial position and guidance, including estimated lirentelimab closeout, severance and other costs and the timing of payment of restructuring expenditures, ending 2023 and 2024 cash, cash equivalents and investments, and cash runway; the potential of AK006; and Allakos’ anticipated milestones. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely initiate and complete clinical trials for AK006; Allakos’ ability to obtain required regulatory approvals for its clinical trials; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of clinical trials, regardless of the outcomes of preclinical testing or early-stage trials; Allakos’ ability to advance additional product candidates beyond AK006; uncertainties related to Allakos’ ability to realize the contemplated benefits of its restructuring and related reduction in force; Allakos’ ability to accurately forecast financial results; Allakos’ ability to obtain additional capital to finance its operations; general economic and market conditions, both domestic and international; domestic and international regulatory obligations; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Allakos files from time to time to with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

Source: Allakos Inc.

Investor Contact:
Adam Tomasi, President
Alex Schwartz, VP Strategic Finance and Investor Relations
ir@allakos.com

Media Contact:
Denise Powell
denise@redhousecomms.com